EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS'

We consent to the incorporation by reference in Registration Statements Nos. 333-17205 and 333-17207 of Eagle Pacific Industries, Inc. on Form S-8 and Registration Statement No. 33-79098 of Eagle Pacific Industries, Inc. on Form S-3 of our report dated February 14, 1997, appearing in this Annual Report on Form 10-K of Eagle Pacific Industries, Inc. for the year ended December 31, 1996.




      /s/  Deloitte & Touche LLP
-----------------------------------------
           Deloitte & Touche LLP




Minneapolis, Minnesota
March 26, 1997